UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):August 6, 2010
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300 Corporate Blvd., N.W., Suite 123
Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders
     Vicor Technologies, Inc. (the“ Company”) filed a Second Amendment (“Second Amendment”) to its Certificate of Designation of its Series B Preferred Stock with the Delaware Secretary of State on August 6, 2010 to increase the number of authorized shares of Series B Preferred Stock from 5.5 million to 8 million shares. The terms of the Series B Preferred Stock remain the same as those set forth in the original Designation of Series B Preferred Stock filed with the Delaware Secretary of State on March 5, 2008, a copy of which is listed as Exhibit 3.1 and is incorporated herein by reference. A copy of the Second Amendment to the Certificate of Designation of the Series B Preferred Stock is attached to this filing as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
3.1 Certificate of Designations, Preferences and Rights of the Company’s Series B 8.0% Convertible Cumulative Preferred Stock filed with the Delaware Secretary of State on (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2008 filed with the SEC on May 15, 2008).
3.2 Second Amendment to the Company’s Certificate of Designation for Series B Preferred Stock filed with the Delaware Secretary of State on August 6, 2010*
*Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: August 11, 2010	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer